UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 26, 2013

XIAN RESOURCES, LTD.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-53344	26-2666503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1175 Osage, #204 Denver, CO 80204
(Address of principal executive offices)

Registrant’s telephone number, including area code:  303-623-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)

On June 26, 2013, Comiskey & Company, P.C., (“Comiskey”) advised the Registrant that it had resigned as the principal independent accountant to audit the Registrant’s financial statements for the fiscal year ending May 31, 2013.

Except as noted in the paragraph immediately below, the reports of Comiskey for the fiscal years ended May 31, 2011 and May 31, 2012, did not contain any adverse opinion or disclaimer of opinion and such reports were not qualified or modified as to any uncertainty, audit scope or accounting principle.

The reports of Comiskey on our financial statements for the fiscal years ended May 31, 2011 and May 31, 2012, contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern because of a loss from operations and the fact that had conducted only limited operations.

During the fiscal years ended May 31, 2011 and 2012, and the subsequent interim period up to and including the date of resignation of Comiskey, there have been no disagreements with Comiskey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Comiskey would have caused them to make reference thereto in their report on the financial statements for such periods.

On August 23, 2013, the Registrant provided a draft copy of this report on Form 8-K to Comiskey, requesting their comments on the information contained therein.  The responsive letter from Comiskey is filed as an exhibit to this current report on Form 8K.

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ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibit 16.1 - Responsive Letter from Comiskey & Company, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Xian Resources, Ltd. (Registrant)

Date: August 27, 2013	/s/ Jay Lutsky, Chief Executive Officer